                                                                    EXHIBIT 2(E)

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of the 15th day of March, 1999, by and among CROWN CASTLE INTERNATIONAL CORP., a Delaware corporation ("CCIC"), CCP INC., a Delaware corporation ("Buyer"), POWERTEL ATLANTA TOWERS, LLC, POWERTEL BIRMINGHAM TOWERS, LLC, POWERTEL JACKSONVILLE, LLC, POWERTEL KENTUCKY TOWERS, LLC, and POWERTEL MEMPHIS TOWERS, LLC, each a Delaware limited liability company (collectively the "Sellers" and each a "Seller"), POWERTEL, INC., a Delaware corporation ("Powertel"), and SUNTRUST BANK, Atlanta, a Georgia banking corporation, as escrow agent ("Escrow Agent").

         WHEREAS, CCIC, Buyer, Powertel and Sellers have entered into an Asset Purchase Agreement dated March 15, 1999 (the "Purchase Agreement") pursuant to which Powertel and Sellers have agreed to sell, and CCIC and Buyer have agreed to purchase, subject to the terms of the Purchase Agreement, certain tower structures, interests in real property related thereto, and related assets, property rights, liabilities and obligations owned or held by Powertel and Sellers (the "Transaction");

         WHEREAS, Sections 3.1(c) and 4.2(a) of the Purchase Agreement provide for the escrow of certain funds to protect Powertel and Sellers with respect to the willingness or ability of CCIC and Buyer to consummate the Transaction; and

         WHEREAS, CCIC, Buyer, Powertel and Sellers desire to appoint the Escrow Agent as escrow agent for the purpose of receiving, holding, investing and distributing the Escrow Deposit (as defined below), and the Escrow Agent is willing to act as escrow agent subject to and in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the purchase and sale of assets contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS. As used herein, all defined terms not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

         2. APPOINTMENT AND AGREEMENT OF ESCROW AGENT. Each of CCIC, Buyer, Powertel and Sellers hereby appoints the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

         3. DEPOSIT OF FUNDS. CCIC and Buyer represent and warrant that pursuant to the Purchase Agreement they have deposited with the Escrow Agent, on the date hereof, the sum of Fifty Million and 00/100 Dollars ($50,000,000.00) in immediately available funds pursuant to Section 3.1(c) of the Purchase

Agreement. Pursuant to Section 4.2(a) of the Purchase Agreement, CCIC and Buyer may deposit with the Escrow Agent the additional sum of Two Hundred Twenty-Five Million and 00/100 Dollars ($225,000,000) (the $50,000,000 being deposited on the date hereof, together with all additional amounts deposited by CCIC and Buyer, are referred to as the "Principal"). Each of CCIC and Buyer confirms to the Escrow Agent and to Powertel and Sellers that the Principal is and will be, when deposited, free and clear of all encumbrances, except as may be created by this Agreement and the Purchase Agreement.

         4. PURPOSE OF ESCROW. The Principal and any accrued interest thereon (collectively the "Escrow Deposit") shall be held by the Escrow Agent for the purposes contemplated by the Purchase Agreement, including to protect Powertel and Sellers with respect to the willingness or ability of CCIC and Buyer to consummate the Transaction contemplated by the Purchase Agreement and to deliver the Purchase Price pursuant to the Purchase Agreement.

         5. INVESTMENT OF FUNDS. So long as the Principal, or any portion thereof, shall continue to be held by the Escrow Agent, the Escrow Agent shall hold the Principal in an account, invested, at the written direction of CCIC (or, if no such written instruction is given, at the Escrow Agent's discretion), in: (a) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing not more than 30 days after the date of acquisition, (b) time deposit accounts, certificates of deposit or money market deposits maturing within 30 days of the date of acquisition thereof issued by a bank or trust company (including the Escrow Agent) which is organized under the laws of the United States of America or any state thereof and which bank or trust company has capital surplus and undivided profits aggregating in excess of $500 million and has outstanding debt which is rated "A" (or similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor (including the Escrow Agent); (c) commercial paper, maturing not more than 30 days after the date of acquisition, issued by a corporation (other than an affiliate of CCIC) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of "P-1" or higher according to Moody's Investors Service, Inc. or "A-1" or higher according to Standard & Poor's Ratings Group; or (d) other investments consented to by Powertel and CCIC in writing; provided, in each case that no such investment shall have a maturity after June 4, 1999. The Escrow Agent shall have the power to sell or liquidate any of the foregoing investments and withdraw funds from the Escrow Deposit in each case only in order to make such disbursements as authorized herein. The Escrow Agent shall not invest the proceeds except as provided in this Section 5. The Escrow Agent shall not have any liability for any loss suffered as a result of any investment made as provided above, any liquidation of any such investment prior to its maturity, or the failure of CCIC to give the Escrow Agent any written instruction to invest or reinvest the Principal or any interest or income thereon.

         6.       RELEASE OF FUNDS.

                  (a) UPON CLOSING. Powertel shall provide the Escrow Agent with at least three days prior written notice of the date of the proposed closing of the Transaction (the



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"Closing"). Such notice shall set forth the time, place, Purchase Price
Difference (as defined below) and date of the Closing. The Escrow Agent shall cause a certified check or a wire transfer for the Purchase Price Difference drawn on the Escrow Deposit, to be paid to the order of Powertel, Inc., or such other party or parties which Powertel may designate, and to be delivered and paid to Powertel at the Closing, if the Closing actually occurs. For purposes of this Agreement, "Purchase Price Difference" shall mean, subject to Section 6(d) of this Agreement: (i) $50,000,000, if no additional funds have been delivered to the Escrow Agent pursuant to Section 6(b) of this Agreement; or (ii) if additional funds have been delivered to the Escrow Agent pursuant to Section 6(b), $275,000,000; provided, however, that if the Purchase Price has been reduced pursuant to the Purchase Agreement, Powertel and CCIC shall provide the Escrow Agent with a joint notice of such reduction prior to Closing, and the amount to be distributed to Powertel or its designees by the Escrow Agent at Closing pursuant to this Section 6(a) shall be equal to such reduced Purchase Price set forth in such joint notice. The remainder of the Escrow Deposit shall be paid to the order of Crown Castle International Corp., or such other party or parties which CCIC may designate, at the Closing.

                  (b) UPON FAILURE OF CCIC AND BUYER TO PROCURE ADEQUATE FINANCING. In the event Powertel provides CCIC with a Rejection of a Financing Assurance pursuant to Section 4.2(a) of the Purchase Agreement, Powertel shall simultaneously deliver written notice of such Rejection to the Escrow Agent, which notice shall include a copy of such Rejection and a certification to the Escrow Agent of the date upon which the Rejection is being received by CCIC (the "Rejection Delivery Date"). CCIC shall be allowed ten days from the Rejection Delivery Date to deliver an additional $225,000,000 to the Escrow Agent to be held in escrow pursuant to this Agreement. If such amount is not received by Escrow Agent within such ten day period, and Powertel elects to terminate the Purchase Agreement pursuant to Section 4.2(a) of the Purchase Agreement, Powertel shall provide written notice of such termination, including the date of such termination (the "Termination Date"), to the Escrow Agent, and the Escrow Agent shall, as soon as practicable, distribute to Powertel:

                           (i) $10,000,000, if the Termination Date is on or prior to May 15, 1999;

                           (ii) $25,000,000, if the Termination Date is after May 15, 1999 but before June 4, 1999; and

                           (iii) $50,000,000, if the Termination Date is on or after June 4, 1999.

The remainder of the Escrow Deposit, including any earned interest, shall be paid to the order of Crown Castle International Corp., or such other party or parties which CCIC may designate in writing to the Escrow Agent.

                  (c) UPON FAILURE OF CCIC AND BUYER TO CLOSE TRANSACTION. If at the proposed Closing under the Purchase Agreement, Powertel and Sellers have fulfilled all of their obligations under the Purchase Agreement in all material respects and have not defaulted or breached their obligations thereunder, and CCIC and Buyer are unable or unwilling to acquire the



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Assets upon the terms set forth in the Purchase Agreement, including, without limitation, to make the deliveries set forth in Section 7.3 of the Purchase Agreement or to deliver the Purchase Price pursuant to the terms of the Purchase Agreement, and if Powertel has not requested that any funds be distributed by the Escrow Agent pursuant to Section 6(b) above, Powertel shall provide written notice of such fact to the Escrow Agent, with a simultaneous copy to CCIC and Buyer, and the Escrow Agent shall promptly distribute $50,000,000 of the Escrow Deposit to Powertel. The remainder of the Escrow Deposit shall be paid to the order of Crown Castle International Corp., or such other party or parties which CCIC may designate.

                  (d) UPON FAILURE OF POWERTEL AND SELLERS TO CLOSE TRANSACTION. If at the Closing, Powertel and Sellers fail to close the transactions contemplated by the Purchase Agreement, or otherwise default in or breach its or their obligations thereunder, and CCIC and Buyer have fulfilled all of their obligations and conditions precedent to Closing in all material respects and have not defaulted or breached their obligations thereunder and are willing and able to acquire the Assets upon the terms set forth in the Purchase Agreement, including, without limitation, to make the deliveries set forth in
Section 7.3 of the Purchase Agreement and to deliver the Purchase Price pursuant to the terms of the Purchase Agreement, CCIC shall provide written notice of such fact to the Escrow Agent (with a simultaneous copy to Powertel and Sellers), and the Escrow Agent shall promptly distribute the Escrow Deposit to CCIC.

                  (e) DISTRIBUTION OF LESSER AMOUNT. If this Agreement requires the distribution of a specific amount and, at the time such distribution is to be made, the Escrow Deposit is less than such specific amount, the Escrow Agent shall distribute the entire Escrow Deposit in lieu of such specific amount.

                  (f) UPON TERMINATION OF PURCHASE AGREEMENT. If either party elects to terminate the Purchase Agreement in accordance with its terms, except for a termination pursuant to Section 4.2(a) of the Purchase Agreement and Section 6.2(b) of this Agreement, the parties shall provide written notice of such fact to the Escrow Agent, and the Escrow Agent shall promptly pay to CCIC all amounts held by it hereunder.

         7. NOTICES. All notices, instructions and other communications provided for herein shall be in writing and shall be deemed validly given, made or served, on the date of delivery in the case of personal delivery, forty-eight
(48) hours after deposit (taking into account only business days) with the U.S. Postal Services if sent by certified mail, return receipt requested, or upon facsimile confirmation of receipt on a business day addressed as follows:



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         if to CCIC or Buyer:  Tax ID#:  76-0470458

                                   Crown Castle International Corp.
                                   510 Bering Drive, Suite 500
                                   Houston, Texas  77057
                                   Attention: Chief Executive Officer
                                   and General Counsel
                                   Phone No.:  (713) 570-3000
                                   Fax No:  (713) 570-3150


         with required copies
         (which shall not constitute notice) to:

                                   Singleton & Cooksey
                                   1600 Smith, Suite 4500
                                   Houston, Texas 77002
                                   Attention: Taylor V. Cooksey
                                   Phone No.:  (713) 651-0175
                                   Fax No.: (713) 651-0251

         if to Powertel or Sellers:  Tax ID#:  58-1944750

                                   Powertel, Inc.
                                   1233 O.G. Skinner Drive
                                   West Point, Georgia 31833
                                   Attn: Allen E. Smith and Jill F. Dorsey, Esq. Phone No.: (706) 645-2000
                                   Fax No.: (706) 645-9523

         with required copies
         (which shall not constitute notice) to:

                                   Nelson Mullins Riley & Scarborough, L.L.P.
                                   999 Peachtree Street, N.E., Suite 1400
                                   First Union Plaza
                                   Atlanta, Georgia  30309
                                   Attn:  James Walker IV, Esq.
                                   Phone No.:  (404) 817-6000
                                   Fax No.:  (404) 817-6050



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         if to Escrow Agent:

                                   SunTrust Bank, Atlanta
                                   Corporate Trust Division
                                   3495 Piedmont Road
                                   Bldg. 10, Suite 810
                                   Atlanta, Georgia  30305
                                   Attn:  Rebecca Fischer
                                   Phone No.:  (404) 240-1954
                                   Fax No.:  (404) 240-2030

         or to such other addresses as the parties may designate to each other party in accordance with this Section 7.

         8. FEES. All compensation payable to the Escrow Agent for holding the Escrow Deposit in escrow, investing the Principal, disbursing the Escrow Deposit and acting as Escrow Agent hereunder shall be paid by CCIC and Buyer in accordance with the Compensation Schedule attached hereto as Schedule A. The first annual fee payment of $5,000 shall be paid by CCIC and the Buyer to the Escrow Agent on the date hereof. Escrow Agent shall send all requests for payment at the address for CCIC and Buyer set forth in Section 7 hereof.

         9. DUTIES OF ESCROW AGENT. The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement, and the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement between, or direction or instruction of, any or all of the parties hereto even though reference thereto may be made herein; provided, however, with the Escrow Agent's written consent, this Agreement may be amended at any time or times by an instrument in writing signed by all of the then parties hereto, including the Escrow Agent. The duties and obligations of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall be under no obligation to refer to the Purchase Agreement or any other documents between or among the parties related in any way to this Agreement. The Escrow Agent shall have no duty as to the collection or protection of the Escrow Deposit, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such property actually in its possession.

         10. LIMITATION ON LIABILITY. The Escrow Agent shall not be liable to anyone by reason of any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless caused by or arising out of its own gross negligence or willful misconduct. The Escrow Agent hereby executes this Agreement in and only in its capacity as Escrow Agent and not in any other capacity whatsoever.

         11. RELIANCE. The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any writing furnished to it by any party hereto in accordance with the terms hereof, and shall be entitled to treat as genuine, and as the document it purports to be, any



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letter, paper or other document furnished to it by any party and believed by the
Escrow Agent in good faith to be genuine and to have been signed by the proper party. The Escrow Agent may consult with counsel with respect to any question relating to its duties or responsibilities hereunder and shall not be liable for any action taken or omitted in good faith on advice of such counsel.

         12. CONFLICTING CLAIMS. In the event of any disagreement between the parties hereto resulting in conflicting claims and demands being made in connection with or against the Escrow Deposit, the Escrow Agent shall be entitled, at its option, to refuse to comply with the claims or demands of any party until such disagreement is finally resolved in the manner provided below, but shall continue to comply with the other terms and conditions of this Agreement, and in so doing the Escrow Agent shall not be or become liable to any party. If, prior to the termination of this Agreement, CCIC or Powertel have given notice of any claims by either party against the Escrow Deposit, the Escrow Agent shall retain Principal in the amount equal to the aggregate of all such claims (collectively, the "Retained Portion"). The Escrow Agent shall retain the Retained Portion together with any interest or income thereon, in escrow, and the term of this Agreement shall be extended with respect thereto until the earlier of: (i) five business days following the delivery to the Escrow Agent of written instructions signed by CCIC and Powertel directing the Escrow Agent as to whom all or any part of the Retained Portion and any and all interest or income thereon is to be distributed; or (ii) ten business days after a copy of an arbitrator's final decision with respect to any claims has been delivered to the Escrow Agent to the extent said arbitrator's final decision contains instructions as to when to disburse all or part of the Retained Portion together with interest or income thereon; provided, however, the Escrow Agent shall have notified CCIC and Powertel and provided them with copies of said arbitrator's final decision at least four business days before the Escrow Agent proposes to release all or any part of the Retained Portion pursuant to the arbitrator's final decision.

         13. ATTACHMENT, GARNISHMENT, ETC. If all or any part of the Escrow Deposit is at any time attached, garnished or levied upon, or in case the payment, assignment, transfer, conveyance or delivery of all or any part of the Escrow Deposit shall be stayed or enjoined by any court order, or in case any order or judgment shall be made or entered by any court affecting all or any part of the Escrow Deposit, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, which it believes in good faith is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         14. TAXES. To the extent that the Escrow Agent becomes responsible for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Escrow Agent may pay such taxes. The Escrow Agent may withhold from any payment of monies held by it hereunder such amount, as directed by CCIC, Buyer, Powertel and Sellers in writing, to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified by CCIC and held harmless against any liability for taxes and for any penalties or interest in respect of taxes on such investment income or payments recognized or



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reportable by CCIC or Buyer relating to the Escrow Deposit in the manner provided in Section 15. Each of CCIC, Buyer, Powertel and Sellers shall furnish to Escrow Agent such information as may be reasonably requested by the Escrow Agent so that the Escrow Agent may prepare and file with the Internal Revenue Service any required tax reports.

         15. INDEMNIFICATION. Powertel, Sellers, CCIC and Buyer shall reimburse and jointly and severally indemnify the Escrow Agent, its employees, directors, officers and agents for, and hold each harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without gross negligence or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the indemnifying party, and all reasonable costs and expenses, including, but not limited to, counsel fees and disbursements paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The Escrow Agent shall have no right of setoff under this Agreement or otherwise against amounts in the Escrow Deposit.

         16. RESIGNATION OR REMOVAL OF ESCROW AGENT. The Escrow Agent may at any time resign by written notice of such resignation to CCIC and Powertel, in which event Powertel and CCIC shall designate a successor escrow agent within thirty (30) days following the receipt by Powertel and CCIC of such notice. CCIC and Powertel shall have the right at any time by mutual written agreement to remove the Escrow Agent and appoint a successor. If the Escrow Agent shall resign or be removed, a successor escrow agent, which shall be a bank or trust company having assets in excess of $2 billion, shall be appointed by CCIC and Powertel by written instrument executed by CCIC and Powertel and delivered to the Escrow Agent and to such successor escrow agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor escrow agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of CCIC, Powertel or the successor escrow agent, execute and deliver to such successor escrow agent all the right, title and interest hereunder in and to the Escrow Deposit of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor escrow agent shall have been appointed within 30 business days of a notice of resignation by the Escrow Agent, the Escrow Agent shall be entitled to apply to a court of competent jurisdiction for the appointment of a successor and to tender into the registry or custody of any court of competent jurisdiction any part or all of the Escrow Deposit. Upon its resignation and delivery of the Escrow Deposit as set forth above, the Escrow Agent shall be discharged from any and all further obligations arising in connection with the escrow contemplated by this Agreement. The Escrow Agent shall be entitled to its compensation earned prior to any removal or resignation.



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         17.      TERMINATION. This Agreement shall terminate on the date on which there is no property remaining in the Escrow Deposit; provided that the rights of the Escrow Agent under paragraphs 10 and 15 hereunder and the other parties hereto under paragraph 6 hereunder shall survive the termination hereof and the resignation or removal of the Escrow Agent; provided further that nothing herein shall relieve any party other than the Escrow Agent from liability for any breach of this Agreement.

         18. FURTHER ASSURANCES. From time to time on and after the date hereof, the other parties hereto shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

         19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Georgia without regard to the principles of conflicts of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Georgia state or federal court sitting in Fulton County, Atlanta, Georgia, and the parties hereto irrevocably submit to the jurisdiction of such courts and waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

                           [INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.


                                    CCIC:

                                    CROWN CASTLE INTERNATIONAL CORP.


                                    By:  /s/ John L. Gwyn
                                       -----------------------------------------
                                    Name:  John L. Gwyn
                                         ---------------------------------------
                                    Title:  Executive Vice President
                                          --------------------------------------

                                    BUYER:

                                    CCP INC.


                                    By:  /s/ John L. Gwyn
                                       -----------------------------------------
                                    Name:  John L. Gwyn
                                         ---------------------------------------
                                    Title:  Executive Vice President
                                          --------------------------------------


                                    SELLERS:

                                    POWERTEL ATLANTA TOWERS, LLC


                                    By:  /s/ Jill F. Dorsey
                                       -----------------------------------------
                                    Name:  Jill F. Dorsey
                                         ---------------------------------------
                                    Title:  Vice President, General Counsel &
                                          --------------------------------------
                                            Asst. Secretary
                                          --------------------------------------


                                    POWERTEL BIRMINGHAM TOWERS, LLC


                                    By:  /s/ Jill F. Dorsey
                                       -----------------------------------------
                                    Name:  Jill F. Dorsey
                                         ---------------------------------------
                                    Title:  Vice President, General Counsel &
                                          --------------------------------------
                                            Asst. Secretary
                                          --------------------------------------



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                                    POWERTEL JACKSONVILLE TOWERS, LLC


                                    By:  /s/ Jill F. Dorsey
                                       -----------------------------------------
                                    Name:  Jill F. Dorsey
                                         ---------------------------------------
                                    Title:  Vice President, General Counsel &
                                          --------------------------------------
                                            Asst. Secretary
                                          --------------------------------------


                                    POWERTEL KENTUCKY TOWERS, LLC


                                    By:  /s/ Jill F. Dorsey
                                       -----------------------------------------
                                    Name:  Jill F. Dorsey
                                         ---------------------------------------
                                    Title:  Vice President, General Counsel &
                                          --------------------------------------
                                            Asst. Secretary
                                          --------------------------------------


                                    POWERTEL MEMPHIS TOWERS, LLC


                                    By:  /s/ Jill F. Dorsey
                                       -----------------------------------------
                                    Name:  Jill F. Dorsey
                                         ---------------------------------------
                                    Title:  Vice President, General Counsel &
                                          --------------------------------------
                                            Asst. Secretary
                                          --------------------------------------


                                    POWERTEL:

                                    POWERTEL, INC.


                                    By:  /s/ Fred G. Astor, Jr.
                                       -----------------------------------------
                                    Name:  Fred G. Astor, Jr.
                                         ---------------------------------------
                                    Title:  Executive Vice President &
                                          --------------------------------------
                                            Chief Financial Officer
                                          --------------------------------------


                                    ESCROW AGENT:

                                    SUNTRUST BANK, ATLANTA

                                    By:  /s/ Rebecca Fischer
                                       -----------------------------------------
                                    Name:  Rebecca Fischer
                                         ---------------------------------------
                                    Title:  Trust Officer
                                          --------------------------------------



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                                  SCHEDULE A TO
                                ESCROW AGREEMENT

         The annual fee of $5,000.00 for administering this Escrow Agreement is payable in advance at the time of execution of the Escrow Agreement and, if applicable, will be invoiced each year to the appropriate party on the anniversary date of the execution of the Escrow Agreement.

         Out of pocket expenses such as, but not limited to, postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal or accounting, etc., will be billed at cost.

         These fees do not include extraordinary services which will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

         It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon and the parties to the Escrow Agreement authorize SunTrust Bank, Atlanta to perform services upon the terms set forth in the Escrow Agreement.


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